UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange LLC
Preferred Stock Purchase Rights		New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

ABL Amendment

On December 21, 2021, R. R. Donnelley & Sons Company (the “Company”) and certain of its domestic subsidiaries (the “Guarantors”) entered into Amendment No. 3 to Credit Agreement (the “ABL Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “ABL Administrative Agent”), which further amended that certain Second Amended and Restated Credit Agreement, dated as of September 29, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of October 15, 2018 and as further amended by Amendment No. 2 to Credit Agreement, dated as of April 16, 2021, the “Existing ABL Credit Agreement” and, together with the ABL Amendment, the “Amended ABL Credit Agreement”), by and among the Company, as borrower, the Guarantors, as guarantors, the lenders party thereto and the ABL Administrative Agent.

The ABL Amendment amends the Existing ABL Credit Agreement to permit the Company to make revolving borrowings that bear interest at a rate equal to the LIBOR rate for an interest period of one month, as such rate is determined each day, plus an applicable margin (any such revolving borrowings, “Floating LIBOR Borrowings”). The applicable margin for Floating LIBOR Borrowings is the same as the applicable margin for LIBOR-based borrowings having a fixed interest period. Interest on Floating LIBOR Borrowings is payable on the first day of each month. Floating LIBOR Borrowings may be voluntarily prepaid at any time without penalty or premium.

Certain Relationships and Incorporation by Reference

Certain of the lenders, agents and arrangers to the ABL Amendment and the Amended ABL Credit Agreement, and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such lenders, agents and arrangers have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the ABL Amendment and related matters does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the ABL Amendment is incorporated by reference under this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of December 21, 2021, among R. R. Donnelley and Sons Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

	By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer
Date: December 22, 2021